AGREEMENT OF PURCHASE AND SALE

        945 Route 10, Lot 19.01, Block 3901 Hanover Township (Whippany),
                            Morris County, New Jersey

      This Agreement of Purchase and Sale ("Agreement") is made and entered into by and between Purchaser and Seller.

                                    RECITALS

A. Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B. Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

                          ARTICLE 1 - BASIC INFORMATION

      1.1 CERTAIN BASIC TERMS. The following defined terms shall have the meanings set forth below:

            1.1.1 Seller:                    WXV/Whippany,   LLC,   a   Delaware
                                    limited liability company

            1.1.2 Purchaser:        Caplease, LP, a Delaware limited partnership

            1.1.3 Purchase Price:   $48,000,000.00

            1.1.4 Earnest Money:    $500,000.00  (the "Initial  Earnest Money"),
                                    including interest thereon,  to be deposited
                                    in accordance  with Section 3.1 below, to be
                                    increased by $1,500,000.00  (the "Additional
                                    Earnest  Money")  to   $2,000,000.00,   plus
                                    interest thereon, pursuant to Section 3.1.

            1.1.5 Title Company:    Commonwealth Land Title Insurance Company
                                    655 Third Avenue, 11th Floor
                                    New York, NY  10017 New York Office
                                    Attention:        Peter G. Doyle Jr.
                                    Telephone:        (212) 973-6209
                                    Facsimile:        (212) 697-0286

            1.1.6 Escrow Agent:     Commonwealth
                                    Same contact information as above.

            1.1.7 Broker:           Granite Partners

            1.1.8 Effective Date:   The date on which this Agreement is executed
                                    by  the  latter  to  sign  of  Purchaser  or
                                    Seller,  as indicated on the signature  page
                                    of  this   Agreement   and  fully   executed
                                    counterparts have been delivered to Seller and Purchaser.

            1.1.9 Property
                  Information
                  Delivery Date:    The date  which is five (5) days  after  the
                                    Effective Date.

            1.1.10 Title Commitment
                   Delivery Date:         Not  Applicable.  Seller has delivered
                                    to  Purchaser a report on title  prepared by
                                    Commonwealth   dated   September  12,  2004.
                                    Purchaser, at its own cost and expense shall order an update of said report and obtain the Title Commitment.

            1.1.11 Survey Delivery
                   Date:            On or prior to the Effective Date.

            1.1.12 Title and Survey
                   Review Period:   This  period   shall  be  the  same  as  the
                                    Inspection Period.

            1.1.13 Inspection
                   Period: The period beginning on the Effective Date and ending December 22, 2004.

            1.1.14 Closing Date:    January 6, 2005

      1.2 CLOSING COSTS. Closing costs shall be allocated and paid as follows:

------------------------------------------------------------------------------------------------------------------------------------
COST                                                                                               RESPONSIBLE PARTY
------------------------------------------------------------------------------------------------------------------------------------
Title Commitment required to be  obtained pursuant to Section 5.1                                  Purchaser
------------------------------------------------------------------------------------------------------------------------------------
Premium for standard form Title Policy required to be delivered pursuant to Section 5.4            Purchaser
------------------------------------------------------------------------------------------------------------------------------------
Premium for any upgrade of Title Policy for extended or additional  coverage and                   Purchaser
any endorsements desired by Purchaser,  any inspection fee charged by the Title Company,  tax certificates,  municipal and utility lien  certificates, and any other Title Company charges
------------------------------------------------------------------------------------------------------------------------------------
Costs of Survey and/or any revisions, modifications or recertifications thereto                    Purchaser
------------------------------------------------------------------------------------------------------------------------------------
Costs for UCC Searches                                                                             Purchaser
------------------------------------------------------------------------------------------------------------------------------------
Recording Fees                                                                                     Purchaser
------------------------------------------------------------------------------------------------------------------------------------
Any deed taxes,  documentary stamps,  transfer taxes, intangible taxes, mortgage                   Seller
taxes or other similar taxes, fees or assessments
------------------------------------------------------------------------------------------------------------------------------------
Any escrow fee charged by Escrow Agent for holding the Earnest Money or conducting the Closing     Purchaser 1/2
                                                                                                   Seller 1/2
------------------------------------------------------------------------------------------------------------------------------------
Real Estate Sales Commission to Broker                                                             Seller
------------------------------------------------------------------------------------------------------------------------------------
All other closing costs, expenses, charges and fees                                                Purchaser
------------------------------------------------------------------------------------------------------------------------------------

      1.3 NOTICE ADDRESSES:

Purchaser: Caplease, LP                         Copy to: Dechert LLP
           110 Maiden, Lane, 36th Floor                  1717 Arch Street
           New York, NY 10005                            Philadelphia, PA 19103

           Attention: Michael J. Heneghan, Esq.          Attention: Helene S. Jaron, Esq.
           Telephone: 212-217-6300                       Telephone: 215-994-2249
           Facsimile:  212-217-6301                      Facsimile:  215-655-2249


Seller:    WXV Whippany LLC                     Copy to: Archon's General Counsel
           c/o Archon Group, L.P.                        600 E. Las Colinas Blvd.
           26 Main Street                                Suite 400
           Chatham, NJ 07928                             Irving, TX 75039

           Attention: John McNamara                      Attention: Tim Johnson, Esq.
           Telephone: 973-701-2200                       Telephone: 972-368-2437
           Facsimile:  973-701-1115                      Facsimile:  972-368-2599

                                                Copy to: Greenbaum Rowe Smith & Davis, LLP
                                                         P.O. Box 5600
                                                         Woodbridge, NJ 07095

                                                         Attn: Robert Schachter, Esq.
                                                         Telephone: 732-549-5600
                                                         Facsimile:  732-549-1881

      1.4 INDEX OF CERTAIN ADDITIONAL DEFINED TERMS:

         Additional Property Information...........................Section 4.2
         Asset Manager...........................................Section 12.18
         Asset Manager's Employee..................................Section 9.3
         Assignment...........................................Subsection 7.3.2
         CERCLA...................................................Section 11.3
         Closing...................................................Section 7.1
         Deed.................................................Subsection 7.3.1
         Designated Representative(s)............................Section 12.18
         Due Diligence Termination Notice..........................Section 4.5
         ERISA................................................Subsection 7.4.2
         Hazardous Materials......................................Section 11.4

         Improvements.........................................Subsection 2.1.1
         Independent Consideration.................................Section 3.2
         Intangible Personal Property.........................Subsection 2.1.4
         Land.................................................Subsection 2.1.1
         Lease Files..........................................Subsection 4.2.1
         Lease................................................Subsection 2.1.2
         Leasing Costs.............................................Section 8.2
         Operating Statements.................................Subsection 4.1.2
         Permitted Exceptions......................................Section 5.3
         Permitted Outside Parties.................................Section 4.8
         Property..................................................Section 2.1
         Property Documents........................................Section 4.5
         Property Information......................................Section 4.1
         Real Property........................................Subsection 2.1.1
         Rent Roll............................................Subsection 4.1.1
         Reports...................................................Section 4.6
         Service Contracts....................................Subsection 2.1.4
         Survey....................................................Section 5.2
         Survival Period...........................................Section 9.3
         Tangible Personal Property...........................Subsection 2.1.3
         Taxes.....................................................Section 8.1
         Tenant Receivables...................................Subsection 8.1.3
         Title Commitment..........................................Section 5.1
         Title Policy..............................................Section 5.4

                              ARTICLE 2 - PROPERTY

      2.1 Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property"):

            2.1.1 REAL PROPERTY. The land described in Exhibit A attached hereto (the "Land"), together with (i) all improvements located thereon ("Improvements"), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (iii) without warranty, all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the "Real Property").

            2.1.2 LEASE. All of Seller's right, title and interest, without warranty, in and to that certain Lease dated as of May 4, 2004 between Seller as landlord and Cadbury Schweppes, Holdings (U.S.), a Nevada general partnership, as tenant (the "Lease"), which Lease was assigned to Cadbury Adams USA LLC (the "Tenant"), effective as of June 1, 2004.

            2.1.3 TANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest, without warranty, in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, but specifically excluding any items of personal property owned by tenants at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the "Tangible Personal Property"). Notwithstanding the foregoing, no Tangible Personal Property is included in the sale.

            2.1.4 INTANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest, if any, without warranty, in all intangible personal property related to the Real Property and the Improvements, including, without limitation: all trade names and trade marks associated with the Real Property and the Improvements, including Seller's rights and interests, if any, in the name of the Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable without cost to Seller); contract rights related to the operation, ownership or management of the Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including leases or license agreements (collectively, the "Service Contracts") (but only to the extent assignable without cost to Seller and Seller's obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties (to the extent assignable without cost to Seller); governmental permits, approvals and licenses, if any (to the extent assignable without cost to Seller); and telephone exchange numbers (to the extent assignable without cost to Seller (all of the items described in this Subsection 2.1.4 collectively referred to as the "Intangible Personal Property").

            2.1.5 LICENSE AGREEMENTS. All of Seller's right, title and interest, without warranty, in and to all agreements (other than Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Real Property and generate income to Seller as the owner of the Real Property, including agreements which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "License Agreements"). Anything in this Agreement to the contrary notwithstanding, Purchaser shall assume the obligations of the "lessor" or "licensor" under all License Agreements, some or all of which may be non-cancelable. Notwithstanding the foregoing, no License Agreements are included in the sale.

                            ARTICLE 3 - EARNEST MONEY

      3.1 DEPOSIT AND INVESTMENT OF EARNEST MONEY. Within three (3) business days after the Effective Date, Purchaser shall deposit the Initial Earnest Money with Escrow Agent. If upon the expiration of the Inspection Period, this Agreement is still in force and effect, Purchaser shall, no later than two (2) business days following the expiration of the Inspection Period, deposit the Additional Earnest Money, if any, as specified in Subsection 1.1.4 above, with Escrow Agent. Escrow Agent shall invest the Earnest Money (sometimes hereinafter referred to as the "Deposit") in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account.

            3.1.1. In the event that the Escrow Agent receives conflicting instructions from the parties or determines in good faith that a bonafide dispute exists as to whether the Escrow Agent is obligated to deliver the Deposit, or as to whom said Deposit is to be delivered, the Escrow Agent, at its option, (a) may refuse to comply with any claims or demands on it and continue to hold the Deposit until (I) the Escrow Agent receives written notice signed by the Seller and the Purchaser directing the release and delivery of the Deposit, in which event the Escrow Agent shall then release and deliver the Deposit in accordance with said direction, or (ii) the Escrow Agent receives a certified copy of a final non-appealable judgment of a court of competent jurisdiction directing the release and delivery of the Deposit, in which event the Escrow Agent shall then release and deliver the Deposit in accordance with said direction, or (b) may deliver the Deposit to the Clerk of the Superior Court of the State of New Jersey, for the County of Morris, or (c) may take such affirmative steps as the Escrow Agent may elect in order to substitute another impartial party reasonably satisfactory to the Seller and the Purchaser (whose consents to such substitution shall not be unreasonably withheld), to hold the Deposit, including, without limitation, the deposit thereof in a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be the joint and several obligation of the Seller and the Purchaser (but, as between the Seller and the Purchaser, such costs shall be borne by whichever of the Seller or the Purchaser is the losing party, or in accordance with any mutual agreement of the Seller and the Purchaser if neither party is the losing party).

            The Escrow Agent is acting as a stakeholder only with respect to the Deposit. It is agreed that the duties of the Escrow Agent are only as herein specifically provided, and are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence. The Seller and the Purchaser each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder.

            The Seller and the Purchaser shall jointly and severally indemnify, defend (with counsel acceptable to the Escrow Agent) and save harmless the Escrow Agent from and against all loss, cost, claim, liability, damage and expense, including reasonable attorneys' fees and disbursements incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in willful disregard of this Escrow Agreement, or involving gross negligence on the part of the Escrow Agent (the "Indemnified Matters") (but, as between the Seller and the Purchaser, the cost of such Indemnified Matters shall be shared equally, except to the extent that such Indemnified Matters are attributable to the breach by the Seller or the Purchaser of the Agreement or this Escrow Agreement, in which event the cost shall be borne by whichever of the Seller or the Purchaser is the breaching party.

            The parties agree and acknowledge that the Escrow Agent has no liability in connection with Deposit in the event of failure or insolvency of the financial institution in which the Deposit is deposited.

            All notices, demands, offers, elections or other communications required or permitted by this Escrow Agreement shall be in writing and shall be personally delivered, either by express mail or by reputable overnight courier which delivers only upon receipt of addresses, and addressed to the party at its address set forth below by either of the aforesaid methods, or by registered or certified mail, postage prepaid, with a return receipt requested, with copies as follows:

            To the Seller and Purchaser, and with copies and in the manner as hereinafter set forth in Section 12.9, and to the Escrow Agent:

                 LAWYERS TITLE INSURANCE CORPORATION
                 655 Third Avenue, 11th Floor
                 New York, NY 10017
                 Attention: FAX: 212

            Notwithstanding anything herein to the contrary, and solely with respect to the Escrow Agent, notice shall be deemed to have been given or delivered to the Escrow Agent on the date of the Escrow Agent's actual receipt or refusal of such notice. Each party shall be entitled to rely on all communications which purport to be on behalf of the party and purport to be signed by an authorized party or the above-indicated attorneys or such other attorney as may be designated from time to time by any of the parties hereto.

            Escrow Agent hereunder may resign at any time giving ten (10) business days prior written notice to that effect to each of the Seller and Purchaser. In such event, the successor Escrow Agent shall be selected by the Purchaser and approved by Seller, such approval not to be unreasonably withheld or delayed. Escrow Agent shall then deliver to successor Escrow Agent the Deposit, to be held by successor Escrow Agent pursuant to the terms of this Escrow Agreement and the Agreement.

            In  its  capacity  as  Escrow  Agent,  Escrow  Agent  shall  not  be responsible for the genuineness or validity of any security, instrument, document or item deposited with it, and shall have no responsibility other than to faithfully follow the instructions contained herein, and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and believed by Escrow Agent to have been signed by the proper person. Escrow Agent may assume that any person purporting to give any notice hereunder and representing that they have authority to do so has been duly authorized to do so.

            Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery or to enforce any obligation of any person to perform any other act. Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

            Escrow Agent shall be entitled to approve (not to be unreasonably withheld or delayed) any and all counsel who may be retained to defend or prosecute any action on behalf of Escrow Agent under or arising out of this Escrow Agreement.

            This Escrow Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey.

      3.2 INDEPENDENT CONSIDERATION. Intentionally omitted.

      3.3 FORM; FAILURE TO DEPOSIT. The Earnest Money shall be in the form of a certified or cashier's check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required, Seller may terminate this Agreement by written notice to Purchaser, in which event any Earnest Money that has previously been deposited by Purchaser with Escrow Agent shall be delivered to Seller and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

      3.4 DISPOSITION OF EARNEST MONEY. The Earnest Money shall be applied as a credit to the Purchase Price at Closing. However, if Purchaser elects to terminate this Agreement prior to the expiration of the Inspection Period pursuant to Section 4.5, Escrow Agent shall pay the entire Earnest Money to Purchaser one (1) business day following receipt of the Due Diligence Termination Notice from Purchaser (as long as the current investment can be liquidated and disbursed in one business day). No notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Purchaser by Escrow Agent if Purchaser terminates this Agreement pursuant to Section 4.5. In the event of a termination of this Agreement by either Seller or Purchaser for any reason other than pursuant to Section 4.5, Escrow Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the tenth (10th) business day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the Earnest Money. In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.

                            ARTICLE 4 - DUE DILIGENCE

      4.1 DUE DILIGENCE MATERIALS TO BE DELIVERED. To the extent such items are in Seller's possession and not previously delivered to Purchaser or Purchaser's agents, Seller shall deliver to Purchaser the following (the "Property Information") on or before the Property Information Delivery Date:

            4.1.1 RENT ROLL. Intentionally omitted.

            4.1.2 FINANCIAL INFORMATION. Intentionally omitted.

            4.1.3 ENVIRONMENTAL REPORTS. Copy of any environmental reports or site assessments related to the Property prepared for the benefit of Seller, or the Tenant or its predecessor in interest, to the extent that the same are in the possession of Seller.

            4.1.4 TAX STATEMENTS. Copy of ad valorem tax statements relating to the Property for the current tax period;

            4.1.5 TITLE AND SURVEY. Copy of Seller's most current title insurance information and survey of the Property;

            4.1.6 SERVICE CONTRACTS. Intentionally omitted;

            4.1.7 PERSONAL PROPERTY. Intentionally omitted;

            4.1.8 LICENSE AGREEMENTS. Intentionally omitted.

      4.2 DUE DILIGENCE MATERIALS TO BE MADE AVAILABLE. To the extent such items are in Seller's possession, Seller shall make available to Purchaser for Purchaser's review, at Seller's offices or the offices of Seller's Asset Manager, the following items and information (the "Additional Property Information") on or before the Property Information Delivery Date, and Purchaser at its expense shall have the right to make copies of same:

            4.2.1 LEASE FILES. The lease file for the Tenant, including the Lease, amendments, guaranties, any letter agreements and assignments which are then in effect ("Lease Files");

            4.2.2 MAINTENANCE RECORDS AND WARRANTIES. Intentionally omitted.

            4.2.3 PLANS AND SPECIFICATIONS. Building plans and specifications relating to the Property; and

            4.2.4 PERMITS AND APPROVALS FOR THE PROPERTY. Permits and approvals for the Property, including, land use resolutions, developer's agreements, environmental permits and approvals relating to the Property.

      4.3 PHYSICAL DUE DILIGENCE. Commencing on the Effective Date and continuing until the Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that
(i) Purchaser must give Seller twenty-four (24) hours' prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller's prior written consent (which consent may be given, withheld or conditioned in Seller's reasonable discretion) and (ii) all such tests shall be conducted by Purchaser in compliance with Purchaser's responsibilities set forth in Section 4.10 below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests. Subject to the provisions of Section 4.8 hereof, Purchaser or Purchaser's representatives may meet with any tenant; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Subject to the provisions of Section 4.8 hereof, Purchaser or Purchaser's representatives may meet with any governmental authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires.

      4.4 ESTOPPEL CERTIFICATE. Seller shall obtain and deliver to Purchaser, at Closing a tenant estoppel certificate in substantially the form of Exhibit E attached hereto (the "Estoppel Certificate") to be dated no earlier than thirty
(30) days prior to Closing.

      4.5 DUE DILIGENCE/TERMINATION RIGHT. Purchaser shall have through the last day of the Inspection Period in which to (i) examine, inspect, and investigate the Property Information and the Additional Property Information (collectively, the "Property Documents") and the Property and, in Purchaser's sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (ii) obtain all necessary internal approvals, and (iii) satisfy all other contingencies of Purchaser. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the "Due Diligence Termination Notice") on or before the last day of the Inspection Period. If Purchaser does not give a Due Diligence Termination Notice, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 4.5, and Purchaser shall be deemed to have acknowledged that it has received or had access to all Property Documents and conducted all inspections and tests of the Property that it considers important.

      4.6 RETURN OF DOCUMENTS AND REPORTS. If this Agreement terminates for any reason other than Seller's default hereunder, Purchaser shall promptly return and/or deliver to Seller all Property Documents and copies thereof. Additionally, if this Agreement terminates for any reason other than Seller's default, then Purchaser must deliver to Seller upon Seller's request and at Seller's cost sole cost and expense copies of all third party reports, investigations and studies, other than economic analyses (collectively, the "Reports" and, individually, a "Report") prepared for Purchaser in connection with its due diligence review of the Property. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto, and Seller shall have no right to rely on any Report without the written consent of the party preparing same. Purchaser's obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement.

      4.7 SERVICE CONTRACTS. Intentionally omitted.

      4.8 PROPRIETARY INFORMATION; CONFIDENTIALITY. Purchaser acknowledges that the Property Documents are proprietary and confidential and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence. Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of Purchaser's acquisition of the Property (collectively, "Permitted Outside Parties"); provided, however, Purchaser shall disclose only such information to a particular Permitted Outside Party as is reasonably necessary for that Permitted Outside Party to perform its role in assisting Purchaser determine the feasibility of its acquisition of the Property, and nothing more. At any time and from time to time, within two (2) business days after Seller's request, Purchaser shall deliver to Seller a list of all parties to whom Purchaser has provided any Property Documents or any information taken from the Property Documents. Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 4.8. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.

      4.9 NO REPRESENTATION OR WARRANTY BY SELLER. Purchaser acknowledges that, except as expressly set forth in this Agreement, neither Seller nor Asset Manager has made nor makes any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller and Asset Manager. Seller and Asset Manager expressly disclaim any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller and Asset Manager have not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and are providing the Property Documents solely as an accommodation to Purchaser.

      4.10 PURCHASER'S RESPONSIBILITIES. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall: (i) not disturb the tenants or interfere with their use of the Property pursuant to their respective Leases; (ii) not interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, Asset Manager, or their respective agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (v) comply with all applicable laws;
(vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder;
(viii) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section
4.8 above, or except as may be otherwise required by law. Purchaser hereby agrees to indemnify, defend, and hold Seller free and harmless from and against any and all liabilities (including reasonable attorneys' fees, expenses and disbursements) arising out of or resulting from (a) the breach of the terms of this Section 4.10 or (b) the entry on the Property and/or the conduct of any due diligence by Purchaser or any of Purchaser's representatives at any time prior to the Closing; provided, however, that Purchaser's obligations hereunder shall not apply to the mere discovery of a pre-existing environmental or physical condition at the Property. The foregoing indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

      4.11 PURCHASER'S AGREEMENT TO INDEMNIFY. Purchaser indemnifies and holds Seller and Asset Manager harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of Purchaser's inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.3, 4.8 and 4.10; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination). Purchaser's obligations under this Section
4.11 shall survive the termination of this Agreement and shall survive the Closing.

      4.12 ENVIRONMENTAL STUDIES; SELLER'S RIGHT TO TERMINATE. Intentionally omitted.

                          ARTICLE 5 - TITLE AND SURVEY

      5.1 TITLE COMMITMENT. Purchaser, at its own cost and expense shall obtain from Commonwealth (i) a current commitment for title insurance or preliminary title report (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price and on a ALTA 1992 Standard Form commitment, with Purchaser as the proposed insured, and (ii) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property.

      5.2 NEW OR UPDATED SURVEY. Purchaser may elect to obtain a new survey or revise, modify, or re-certify an existing survey ("Survey") as necessary in order for the Title Company to delete the survey exception from the Title Policy or to otherwise satisfy Purchaser's objectives.

      5.3 TITLE REVIEW. During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller shall have no obligation to cure title objections except financing liens or monetary liens created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing or monetary liens. Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser's consent (if requested, such consent shall not be unreasonably withheld or delayed). After the Inspection Period, Seller shall not consent to any additional encumbrances or any other matters that would become an exception to title as of the date of Closing, except for any easements that Seller is required to grant pursuant to the terms of the Lease (notice of which shall be given to Purchaser). The term "Permitted Exceptions" shall mean: the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period; real estate taxes not yet due and payable; rights of tenants under the Leases; rights of tenants or licensees under License Agreements; and any licensees under any Service Contracts not terminated as of Closing. The Permitted Exceptions shall include those exceptions to title set forth in items 13 through 16, inclusive of Schedule B, Section II of the Commitment for Title Insurance issued by Commonwealth Land Title Insurance Company (Commitment No. S040660) dated September 12, 2004, a schedule of which are attached hereto as Exhibit A-1, and the state of facts shown on the survey of the Property which are scheduled on Exhibit A-2, attached hereto and made a part hereof.

      5.4 DELIVERY OF TITLE POLICY AT CLOSING. In the event that the Title Company does not issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, an owner's title policy in accordance with the Title Commitment, insuring Purchaser's title to the Real Property in the amount of the Purchase Price, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted Exceptions (the "Title Policy"), Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

                     ARTICLE 6 - OPERATIONS AND RISK OF LOSS

      6.1 ONGOING OPERATIONS. From the Effective Date through Closing:

            6.1.1 LEASE. Seller will perform its material obligations under the Lease.

            6.1.2 NEW CONTRACTS. Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than thirty (30) days' prior notice. After the Inspection Period. Seller shall not enter into any such contracts without Purchaser's consent, exercisable in Purchaser's sole discretion.

            6.1.3 MAINTENANCE OF IMPROVEMENTS; REMOVAL OF PERSONAL PROPERTY. Intentionally omitted.

            6.1.4 LEASING. Seller will not amend or terminate the Lease or enter into any new lease or license agreement without the prior written approval of Purchaser, in Purchaser's sole discretion, except that Seller shall have the right to enter into an amendment of the Lease for the sole purpose of excluding
Article 43 therefrom and embodying the right therein accorded to the Tenant in a separate instrument, which separate instrument Purchaser agrees to execute for the purpose of affording the information to Seller about the Lease and Tenant which is contemplated by said Article 43. Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment or termination of the Lease within three (3) business days after Purchaser's receipt of the proposed amendment to the Lease.

      6.2 DAMAGE. If prior to Closing the Property is damaged by fire or other casualty, such occurrence shall not affect this Agreement and the parties shall proceed to Closing. Any casualty with respect to the Improvements shall be governed by the terms of the Lease.

      6.3 CONDEMNATION. If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within ten (10) days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full ten-day period to make such election), either: (i) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (ii) above.

      6.4. LIMITATIONS. Notwithstanding anything herein contained to the contrary in this Article 6, Purchaser shall only have the right to terminate this Agreement pursuant to Section 6.2.1 or Section 6.3 if the Tenant terminates the Lease because of such casualty or condemnation.

                               ARTICLE 7 - CLOSING

      7.1 CLOSING. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of Escrow Agent (or such other location as may be mutually agreed upon by Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

      7.2 CONDITIONS TO PARTIES' OBLIGATION TO CLOSE. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

            7.2.1   REPRESENTATIONS   AND   WARRANTIES.    The   other   party's
representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

            7.2.2 DELIVERIES. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing; and

            7.2.3 ACTIONS, SUITS, ETC. There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect the operation or value of the Property or the other party's ability to perform its obligations under this Agreement.

            7.2.4 STATUS OF TITLE. The absence of any lien, encumbrance or other defect in title which is not a Permitted Exception.

            7.2.5 ESTOPPEL CERTIFICATE. Seller shall use good faith efforts to obtain an estoppel certificate from Cadbury Schweppes, Holdings (U.S.) and Tenant in the form attached hereto as Exhibit H on or before the Closing Date.

      So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing. If such party elects not to close, the Earnest Money shall be returned to Purchaser and neither party shall have any further obligation hereunder.

      7.3 SELLER'S DELIVERIES IN ESCROW. As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

            7.3.1 DEED. A bargain and sale deed with covenant against grantor's acts in form acceptable for recordation under the law of the state where the Property is located and restating (in summary form) the provisions of Article 11 hereof and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller's interest in the Real Property (the "Deed");

            7.3.2 BILL OF SALE, ASSIGNMENT AND ASSUMPTION. A Bill of Sale, Assignment and Assumption of Leases and Contracts in the form of Exhibit B attached hereto (the "Assignment"), executed and acknowledged by Seller, vesting in Purchaser, without warranty, Seller's right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

            7.3.3 CONVEYANCING OR TRANSFER TAX FORMS OR RETURNS. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

            7.3.4 FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

            7.3.5 AUTHORITY. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

            7.3.6. ESTOPPEL CERTIFICATE. The Estoppel Certificate duly executed by the Tenant.

            7.3.7 ADDITIONAL DOCUMENTS. Any additional documents that Escrow Agent or the Title Company may reasonably require, including without limitation, a gap indemnity, for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

      7.4 PURCHASER'S DELIVERIES IN ESCROW. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

            7.4.1 BILL OF SALE, ASSIGNMENT AND ASSUMPTION. The Assignment, executed and acknowledged by Purchaser;

            7.4.2 ERISA LETTER. A letter to Seller in the form of Exhibit C attached hereto duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA");

            7.4.3 CONVEYANCING OR TRANSFER TAX FORMS OR RETURNS. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of Real Property; and

            7.4.4 ADDITIONAL DOCUMENTS. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

      7.5 CLOSING STATEMENTS. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

      7.6 PURCHASE PRICE. At or before 1:00 p.m. local time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent's escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary.

      7.7 POSSESSION. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

      7.8 DELIVERY OF BOOKS AND RECORDS. Within two (2) days following the Closing, Seller shall deliver to the offices of Purchaser's property manager or to the Real Property to the extent in Seller's or its property manager's possession or control: Lease Files; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all advertising materials; booklets; keys; and other items, if any, used in the operation of the Property.

      7.9 NOTICE TO TENANTS. Seller and Purchaser shall each execute, and Purchaser shall deliver to Tenant immediately after the Closing, a notice regarding the sale in substantially the form of Exhibit D attached hereto, or such other form as may be required by applicable state law. This obligation on the part of Purchaser shall survive the Closing.

                  ARTICLE 8 - PRORATIONS, DEPOSITS, COMMISSIONS

      8.1 PRORATIONS. At Closing, to the extent applicable, the following items shall be prorated as of the date of Closing with all items of income and expense for the Property being borne by Purchaser from and after (but including) the date of Closing: Tenant Receivables (defined below) and other income and rents that have been collected by Seller as of Closing; fees and assessments; prepaid expenses and obligations under Service Contracts, if any; accrued operating expenses; real and personal ad valorem taxes and assessments ("Taxes"); and any assessments by private covenant for the then-current calendar year of Closing. Specifically, the following shall apply to such prorations and to post-Closing collections of Tenant Receivables:

            8.1.1 TAXES. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing. Any additional Taxes relating to the year of Closing or prior years arising out of a change in the use of the Real Property or a change in ownership shall be assumed by Purchaser effective as of Closing and paid by Purchaser when due and payable, and Purchaser shall indemnify Seller from and against any and all such Taxes, which indemnification obligation shall survive the Closing.

            8.1.2 UTILITIES. Utilities shall not be adjusted between Seller and Purchaser because the payment thereof is the responsibility of the Tenant under the Lease.

            8.1.3 TENANT RECEIVABLES. Rent under the Lease does not commence until April 1, 2005 - subsequent to Closing. Accordingly, no provision is made herein for adjustment of rents.

      8.2 LEASING COSTS. Any leasing commission or fees of a similar nature due and owing in connection with the Lease for the initial Term thereof shall be paid by Seller. The obligation of Seller under this Section 8.2 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

      8.3 CLOSING COSTS. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

      8.4 FINAL ADJUSTMENT AFTER CLOSING. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. All such rights and obligations shall survive the Closing.

      8.5 TENANT DEPOSITS. Intentionally omitted.

      8.6 COMMISSIONS. Seller shall be responsible to Broker for a real estate sales commission at Closing (but only in the event of a Closing in strict accordance with this Agreement) in accordance with a separate agreement between Seller and Broker. Any cooperating broker shall not be an affiliate, subsidiary or related in any way to Purchaser. Other than as stated above in this Section 8.6, Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.

      8.7 LANDLORD CONTRIBUTION AND TENANT IMPROVEMENT ALLOWANCE. An amount equal to the undisbursed portion of the Landlord Contribution and Tenant Improvement Allowance shall be adjusted at Closing, and deposited in escrow pursuant to the provisions of Section 6.9 of Exhibit F of the Lease.

                   ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

      9.1  SELLER'S  REPRESENTATIONS  AND  WARRANTIES.   Seller  represents  and
warrants to Purchaser that:

            9.1.1 ORGANIZATION AND AUTHORITY. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

            9.1.2 CONFLICTS AND PENDING ACTIONS. There is no agreement to which Seller is a party or, to Seller's knowledge, that is binding on Seller which is in conflict with this Agreement. To Seller's knowledge, as of the Effective Date there is no action or proceeding pending or threatened against Seller or relating to the Property, which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

            9.1.3 TENANT/LEASES. As of the Effective Date, Exhibit F lists all tenants of the Property and the Lease Files include leases and amendments.

            9.1.4  SERVICE  CONTRACTS  AND  LICENSE  AGREEMENTS.   Intentionally
omitted.

            9.1.5 NOTICES FROM GOVERNMENTAL AUTHORITIES. To Seller's knowledge, as of the Effective Date Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Documents or otherwise disclosed in writing to Purchaser.

      If and to the extent any estoppel certificates received by Purchaser from the Tenant under the Lease contain express statements that are inconsistent with the information contained in any of the foregoing representations and warranties by Seller, Purchaser shall have the right to terminate this Agreement and the Earnest Money shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement, then said representation(s) and warranty(ies) of Seller shall be automatically revised to be consistent with the applicable estoppel certificate without liability on the part of Seller.

      Additionally, if Purchaser makes a claim against Seller for breach of a representation and warranty under this Agreement and Seller indemnifies or otherwise compensates Purchaser in connection therewith, and if the claim by Purchaser against Seller relates to matters for which there is or may be a claim against a third party under any warranties, guaranties, indemnities or other claims (including, without limitation, for workmanship, materials and performance) assigned by Seller to Purchaser pursuant to this Agreement, then Purchaser agrees that Seller shall be subrogated to Purchaser's position with respect to all claims against such third parties, and Purchaser shall reasonably cooperate with Seller in attempting to recover against such third party(ies). The foregoing shall survive Closing.

            9.1.6 NO MODIFICATION OF LEASE. The Lease has not been amended or modified as of the date hereof.

            9.1.7 LITIGATION. There is no action or proceeding pending against the Property or Seller for which Seller has been served with process, or, to Seller's knowledge, no such action or proceeding is threatened.

      If and to the extent any estoppel certificates received by Purchaser from tenants under Leases or licensees under License Agreements contain express statements that are inconsistent with the information contained in any of the foregoing representations and warranties by Seller, then said representation(s) and warranty(ies) of Seller shall be automatically revised to be consistent with the applicable estoppel certificate without liability on the part of Seller.

      Additionally, if Purchaser makes a claim against Seller for breach of a representation and warranty under this Agreement and Seller indemnifies or otherwise compensates Purchaser in connection therewith, and if the claim by Purchaser against Seller relates to matters for which there is or may be a claim against a third party under any warranties, guaranties, indemnities or other claims (including, without limitation, for workmanship, materials and performance) assigned by Seller to Purchaser pursuant to this Agreement, then Purchaser agrees that Seller shall be subrogated to Purchaser's position with respect to all claims against such third parties, and Purchaser shall reasonably cooperate with Seller in attempting to recover against such third party(ies). The foregoing shall survive Closing.

      9.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that:

            9.2.1 ORGANIZATION AND AUTHORITY. Purchaser has been duly organized and is validly existing as a limited partnership in good standing in the State of Delaware and is qualified to do business in the state in which the Real Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

            9.2.2 CONFLICTS AND PENDING ACTION. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser.

      The foregoing representations shall be automatically remade by any assignee of this Agreement pursuant to Section 12.1.

      9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Article 9 are made as of the date of this Agreement and, except where expressly limited to the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of nine (9) months (the "Survival Period"). Terms such as "to Seller's knowledge," "to the best of Seller's knowledge" or like phrases mean the actual present and conscious awareness or knowledge of John McNamara of Archon Group, L.P., asset manager of the Property ("Asset Manager's Employee"), without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Asset Manager's Employee or any other officer or employee of Seller or its Asset Manager, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder, but only on the following conditions: (i) the party bringing the action for breach first learns of the breach after Closing and files such action within the Survival Period, and (ii) neither party shall have the right to bring a cause of action for a breach of a representation or warranty unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $200,000.00. Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder of which the other party hereto had knowledge as of Closing. Furthermore, Purchaser agrees that the maximum liability of Seller for the alleged breach of any or all representations or warranties set forth in this Agreement is limited to $1,200,000.00. The provisions of this Section 9.3 shall survive the Closing. Any breach of a representation or warranty that occurs prior to Closing shall be governed by
Article 10.

      9.4 ADDITIONAL SELLER REPRESENTATIONS, COVENANTS AND WARRANTIES. Seller hereby represents, covenants and warrants to Purchaser that (terms used but not defined in this Section 9.4 and Section 9.5 shall have the meaning set forth in the Lease):

            9.4.1 LEASE AMENDMENT. On or before the date that is sixty (60) days following the Closing Date, Seller shall deliver a fully executed amendment to the Lease removing Article 43 therefrom (the "Lease Amendment").

            9.4.2 EXPERT EXPENSES. All Expert expenses incurred by or on behalf of Seller prior to the date of the Lease have been paid in full; Seller has reimbursed Tenant in full for its pro rata share of any Expert expenses incurred by Tenant in accordance with the Lease and no such Expert expenses incurred by either Tenant or Landlord exceeded the Expert Fee Cap.

            9.4.3 OFF-SITE IMPROVEMENTS. The cost of the Off-Site Improvements required in connection with the Final Site Plan Approval will not exceed $500,000.

            9.4.4. DEMOLITION COST. The Demolition Completion Date has occurred.

            9.4.5 REMEDIATION. Remediation Compliance has occurred as required by Exhibit F of the Lease.

            9.4.6 OFFER PRICE. The Purchase Price is not more than $450,000 less than the Reduced Offer Price disclosed in the Reduced Offer Notice dated December 6, 2004, delivered to Tenant in accordance with Article 42 of the Lease, and declined by Tenant by notice to Seller dated December 13, 2004.

            9.4.7 NO FURTHER ACTION LETTER. Seller diligently shall pursue the issuance of a No Further Action letter ("NFA") by the NJDEP with regard to the petroleum hydrocarbon contamination cleanup case heretofore filed by the Seller with the NJDEP together with a memorandum of agreement. Seller shall use its best efforts to obtain the NFA within six (6) months of Closing; however, the parties acknowledge that the case will not be treated as a high priority time by the NJDEP and that additional time may be necessary. Upon issuance of the NFA, Seller shall promptly forward a true copy thereof to Purchaser.

            9.4.8 ISRA COMPLIANCE. If the application of ISRA is triggered by the sale contemplated herein, Seller shall file the GIN, pay any related filing fee and post any financial assurance required and shall reimburse Tenant for Tenant's actual out-of-pocket costs incurred in connection therewith to the extent and in the amount required under the Lease.

      9.5 SURVIVAL OF ADDITIONAL REPRESENTATIONS, COVENANTS AND WARRANTIES.

            9.5.1 The representations, covenants and warranties set forth in this Section 9.4 are made as of the date of this Agreement and shall be deemed to be remade as of the Closing Date (unless at or prior to Closing Seller indicates otherwise) and shall not be deemed to be merged into or waived by the instruments of Closing. Seller and Whitehall Street Global Real Estate Limited Partnership 2001, an affiliate of Seller ("Whitehall") hereby agree to indemnify and save harmless Purchaser, its partners, officers, successors and assigns (a "Purchaser Indemnified Party"), from and against any claims, damages, costs and expenses incurred by a Purchaser Indemnified Party as a result of a breach by Landlord or Landlord's Affiliate under Section 43 of the Lease prior to the execution of the Lease Amendment. Such indemnification obligation shall expire on the earlier to occur of (a) delivery of the Lease Amendment as provided in
Section 9.4.1, above, or (b) December 31, 2006.

            9.5.2 Seller hereby agrees to indemnify and save harmless a Purchaser Indemnified Party from and against any claims, damages, costs and expenses as a result of a breach or default by Seller of any of the representations, covenants, and/or warranties set forth in Section 9.4 hereof, including without limitation (a) any additional Expert expenses, (b) any additional Demolition costs, (c) any additional costs necessary to achieve Environmental Compliance which are actually incurred by a Purchaser Indemnified Party following the Closing Date, and (d) the cost of any Off-Site Improvements in excess of $500,000 which results in expenses incurred by a Purchaser Indemnified Party following the Closing Date.

            9.5.3 Whitehall hereby agrees to be jointly and severally responsible with Seller for the payment of any damages sustained by Purchaser or a Purchaser Indemnified Party as a result of any inaccuracy in the representations by Seller set forth in Section 9.4. Upon receipt of a certificate from Tenant confirming that any of the representations set forth in
Section 9.4 are accurate and correct, all liability of Seller and Whitehall hereunder with respect to such representation shall cease and expire.

            9.5.4 The provisions of this Section 9.5 shall survive Closing and except with respect to Section 9.5.1 and 9.5.2(d) hereof, shall be limited by the provisions set forth in Section 9.3 hereof. Whitehall is signing this Agreement for the sole purpose of acknowledging and consenting to the provisions of this Section 9.5. To the extent Seller fails to perform any covenant set forth in Section 9.4 hereof, in addition to all other remedies provided by law, Purchaser shall be entitled to seek specific performance.

                        ARTICLE 10 - DEFAULT AND REMEDIES

      10.1 SELLER'S REMEDIES. If Purchaser fails to perform its obligations pursuant to this Agreement at or prior to Closing for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser's representations or warranties are breached in any material respect, Seller shall be entitled, as its sole remedy (except as provided in Sections 4.11, 8.6, 10.3 and 10.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Notwithstanding anything in this Section 10.1 or in Exhibit G to the contrary, in the event of Purchaser's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property, and in said event Seller shall not be required to submit such matter to arbitration as contemplated by Exhibit G. In all other events Seller's remedies shall be limited to those described in this Section 10.1 and Sections 4.11, 8.6, 10.3 and
10.4 hereof.

      10.2 PURCHASER'S REMEDIES. If Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller's representations or warranties are breached in any material respect, Purchaser shall elect, as its sole remedy, either to (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money, (ii) enforce specific performance, or (iii) waive said failure or breach and proceed to Closing. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten (10) business days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within two (2) months following the scheduled Closing Date. Purchaser's remedies shall be limited to those described in this Section 10.2 and Sections 10.3 and 10.4 hereof. If, however, the equitable remedy of specific performance is not available, Purchaser may seek any other right or remedy available at law or in equity; provided, however, that in no event shall Seller's liability exceed the lesser of (i) $50,000.00 or (ii) the actual reasonable out-of-pocket expenses incurred by Purchaser and paid (A) to Purchaser's attorneys in connection with the negotiation of this Agreement and (B) to unrelated and unaffiliated third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to Article 4. For purposes of this provision, specific performance shall be considered not available to Purchaser only if a court of competent jurisdiction (or an arbitrator, as per Exhibit G) determines conclusively that Purchaser is entitled to specific performance on the merits of its claim but said court or arbitrator is unable to enforce specific performance due to reasons beyond the control of the court or arbitrator. IN NO EVENT SHALL SELLER'S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

      10.3 ATTORNEYS' FEES. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees, incurred in connection with such transaction.

      10.4 OTHER EXPENSES. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

                 ARTICLE 11 - DISCLAIMERS, RELEASE AND INDEMNITY

      11.1 DISCLAIMERS BY SELLER. Except as expressly set forth in this Agreement, it is understood and agreed that Seller and Asset Manager have not at any time made and are not now making, and they specifically disclaim, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to (i) matters of title, (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property, (xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills,
(xv) the merchantability of the Property or fitness of the Property for any particular purpose, (xvi) the truth, accuracy or completeness of the Property Documents, (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.

      11.2 SALE "AS IS, WHERE IS." Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property "AS IS, WHERE IS, WITH ALL FAULTS," except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Except as expressly set forth in this Agreement, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, the Asset Manager of the Property, or any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser's inspections and investigations.

PURCHASER'S INITIALS _______________

      11.3 SELLER RELEASED FROM LIABILITY. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller and Asset Manager from all responsibility and liability, including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under,  adjacent to or otherwise  affecting  the  Property).  Purchaser  further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation, provided, however, nothing contained in this Section 11.3 herein, shall be deemed to release Seller from any tort claims or statutory liability asserted by any third party which arise from any acts or negligent omissions of Seller which occurred during the time that Seller owned fee title to the Property.

      11.4 "HAZARDOUS MATERIALS" DEFINED. For purposes hereof, "Hazardous Materials" means "Hazardous Material," "Hazardous Substance," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

      11.5 INDEMNITY. Intentionally omitted.

      11.6 SURVIVAL. The terms and conditions of this Article 11 shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be incorporated into the Deed.

      Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

                           ARTICLE 12 - MISCELLANEOUS

      12.1 PARTIES BOUND; ASSIGNMENT. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement upon the following conditions: (i) the assignee of Purchaser must be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser, (ii) all of the Earnest Money must have been delivered in accordance herewith, (iii) the Inspection Period shall be deemed to have ended, (iv) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser's obligations, and (v) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least five (5) days prior to Closing.

      12.2 HEADINGS. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

      12.3 INVALIDITY AND WAIVER. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

      12.4 GOVERNING LAW. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

      12.5 SURVIVAL. The provisions of this Agreement that expressly contemplate performance after the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

      12.6 ENTIRETY AND AMENDMENTS. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

      12.7 TIME. Time is of the essence in the performance of this Agreement.

      12.8 CONFIDENTIALITY. Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before the Closing, without the prior written specific consent of Seller; provided, however, that Purchaser may, subject to the provisions of
Section 4.8, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser.

      12.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section
1.3. Any such notices shall, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (ii) by overnight delivery using a nationally recognized overnight courier, (iii) by personal delivery, or (iv) by facsimile, evidenced by confirmed receipt. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified between the hours of 8:00 a.m. and 5:00 p.m. of any business day with delivery made after such hours to be deemed received the following business day. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

      12.10 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

      12.11 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located.

      12.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 12.9 other than facsimile.

      12.13 NO RECORDATION. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof.

      12.14 FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

      12.15 DISCHARGE OF OBLIGATIONS. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

      12.16 ERISA. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisors or consultants, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement.

      12.17 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller, Asset Manager and Purchaser only and are not for the benefit of any third party (other than Asset Manager), and accordingly, no third party (other than Asset Manager) shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing, except that a tenant of the Property may enforce Purchaser's indemnity obligation under Section 4.11 hereof.

      12.18 ASSET MANAGER: DESIGNATED REPRESENTATIVE. Seller has engaged Archon Group, L.P. or affiliated companies ("Asset Manager") to provide certain asset management services with respect to the Property, including acting as a liaison between Seller and Purchaser in connection with the Property and this Agreement. The Asset Manager will appoint one or more representatives ("Designated Representative(s)") to deal with Purchaser. Whenever any approval, acceptance, consent, direction or action of Seller is required pursuant to this Agreement, Purchaser shall send to the Designated Representative a written notice requesting same, which notice shall: (i) describe in detail the matter for which such approval, acceptance, consent, direction or other action of Seller is requested; (ii) be accompanied by a copy of any contract, agreement or other document to be executed by Seller evidencing such approval, consent, acceptance, direction or action of Seller; and (iii) be accompanied by such other documents, written explanations and information as may be reasonably necessary to explain the request fully and completely. The Asset Manager will communicate Seller's response to any such requests to Purchaser.

      12.19 MANDATORY ARBITRATION. The parties have agreed to submit certain disputes to mandatory arbitration in accordance with the provisions of Exhibit G attached hereto and made a part hereof for all purposes.

      12.20 TAX STRUCTURE. Notwithstanding anything herein to the contrary, each of the parties to the proposed transactions described herein (and each employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties, their respective affiliates, and their respective affiliates' directors and employees to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to the US federal income tax treatment of the proposed transaction but does not include the identity of the parties or their respective affiliates.


                    [SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

                         SIGNATURE PAGE TO AGREEMENT OF
                                PURCHASE AND SALE
                                 BY AND BETWEEN
                                WXV/WHIPPANY, LLC
                                       AND
                                  CAPLEASE, LP

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.


                                       SELLER:

                                       WXV/WHIPPANY, LLC
                                       BY:  WXV/COMMERCIAL PROPERTIES, L.L.C,
                                       ITS MANAGING MEMBER

                                       By: /s/ John McNamara
                                           -------------------------------------
                                           Name: John McNamara
                                           Title: Assistant Vice President


Date executed by Seller:

  December 23, 2004

                                       PURCHASER:

                                       CAPLEASE LP
                                       a Delaware Limited Partnership


Date executed by Purchaser:                  By: CLF OP General Partner, LLC, a
                                             Delaware limited liability company,
  December 23, 2004                          its general partner

                                       By: Capital Lease Funding, Inc., a
                                           Maryland corporation, its sole member


                                       By: /s/ Paul McDowell
                                           -------------------------------------
                                           Name:  Paul McDowell
                                           Title: CEO

---------------------------------

As to Section 9.5 only:

WHITEHALL STREET GLOBAL REAL
ESTATE LIMITED PARTNERSHIP 2001, a
Delaware limited partnership

By:  WH Advisors, L.L.C. 2001, general partner

        By:    /s/ Thomas D. Ferguson
           ----------------------------------------
        Name:  Thomas D. Ferguson
        Title: Vice President

  LIST OF EXHIBITS


A      -    Legal Description of Real Property

A-1    -    Permitted Exceptions

A-2         Survey

B      -    Bill of Sale, Assignment and Assumption of Leases and Contracts

C      -    ERISA Letter

D      -    Notice to Tenant

E      -    Tenant Estoppel Certificate

F      -    List of Tenants

G      -    Mandatory Arbitration

H      -    Estoppel Certificate by Cadbury Schweppes, Holding (U.S.)